Exhibit 99.3

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:	Chapter 11

Winn-Dixie Stores, Inc., et al.	Case No. 05-03817-3F1

(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE

PERIOD FROM OCTOBER 20, 2005 TO NOVEMBER 16, 2005

DEBTORS’ ADDRESS:	WINN-DIXIE STORES, INC.
5050 EDGEWOOD COURT
JACKSONVILLE, FL 32254-3699

DEBTORS’ ATTORNEYS:	SKADDEN, ARPS, SLATE, MEAGHER
& FLOM, LLP
ATTN: D.J. BAKER
FOUR TIMES SQUARE
NEW YORK, NY 10036

SMITH HULSEY & BUSEY
ATTN: STEPHEN D. BUSEY
225 WATER STREET
SUITE 1800
JACKSONVILLE, FL 32202

REPORT PREPARER:	WINN-DIXIE STORES, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: December 7, 2005	/s/ Bennett L. Nussbaum
Bennett L. Nussbaum
Senior Vice President and Chief Financial Officer

Indicate if this is an amended statement by checking here	AMENDED STATEMENT

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

PAGE
Financial Statements as of and for the four weeks ended November 16, 2005:

Condensed Consolidated Balance Sheet (Unaudited)	1

Condensed Consolidated Statement of Operations (Unaudited)	2

Condensed Consolidated Statement of Cash Flows (Unaudited)	3

Notes to Condensed Consolidated Financial Statements (Unaudited)	4

Schedule:

Schedule 1: Total Disbursements by Filed Legal Entity	10

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

Amounts in thousands	November 16, 2005
ASSETS
Current assets:
Cash and cash equivalents	$58,754
Marketable securities	13,306
Trade and other receivables, less allowance for doubtful accounts of $11,268	188,750
Insurance claims receivable	88,317
Income tax receivable	30,183
Merchandise inventories, less LIFO reserve of $152,805	564,580
Prepaid expenses and other current assets	54,581

Total current assets	998,471

Property, plant and equipment, net	563,579
Other assets, net	123,478

Total assets	$1,685,528

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$219
Current obligations under capital leases	4,273
Accounts payable	271,094
Reserve for self-insurance liabilities	91,292
Accrued wages and salaries	82,480
Accrued rent	40,646
Accrued expenses	103,080

Total current liabilities	593,084

Reserve for self-insurance liabilities	142,042
Long-term debt	302
Long-term borrowings under DIP Credit Facility	40,000
Obligations under capital leases	5,400
Other liabilities	16,898

Total liabilities not subject to compromise	797,726

Liabilities subject to compromise	1,147,088

Total liabilities	1,944,814

Shareholders’ deficit:
Common stock	141,828
Additional paid-in-capital	30,845
Accumulated deficit	(395,020)
Accumulated other comprehensive loss	(36,939)

Total shareholders’ deficit	(259,286)

Total liabilities and shareholders’ deficit	$1,685,528

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands	Four weeks ended November 16, 2005
Net sales	$587,276
Cost of sales, including warehouse and delivery expenses	445,130

Gross profit on sales	142,146
Other operating and administrative expenses	159,100
Restructuring charges	9,415

Operating loss	(26,369)
Interest expense, net	843

Loss before reorganization items and income taxes	(27,212)
Reorganization items, net	(65,007)
Income tax expense	—

Net earnings from continuing operations	37,795

Discontinued operations:
Loss from discontinued operations	(970)
Gain on disposal of discontinued operations	3,059
Income tax expense	—

Net earnings from discontinued operations	2,089

Net earnings	$39,884

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

Amounts in thousands	Four weeks ended November 16, 2005
Cash flows from operating activities:
Net earnings	$39,884
Adjustments to reconcile net earnings to net cash used in operating activities:
Gain on sales of assets, net	(1,089)
Reorganization items, net	(65,007)
Depreciation and amortization	9,109
Stock compensation plans	707
Change in operating assets and liabilities:
Trade and other receivables	(8,582)
Merchandise inventories	(16,085)
Prepaid expenses and other current assets	(2,033)
Accounts payable	21,657
Reserve for self-insurance liabilities	5,598
Lease liability on closed facilities	(57,870)
Income taxes receivable	(1)
Defined benefit plan	(149)
Other accrued expenses	51,519

Net cash used in operating activities before reorganization items	(22,342)
Cash effect of reorganization items	(6,015)

Net cash used in operating activities	(28,357)

Cash flows from investing activities:
Purchases of property, plant and equipment	(640)
Decrease in investments and other assets	14,106
Proceeds from sales of assets	2,756
Marketable securities, net	6,428

Net cash provided by investing activities	22,650

Cash flows from financing activities:
Gross borrowings on DIP Credit Facility	87,655
Gross payments on DIP Credit Facility	(87,655)
Principal payments on long-term debt	(18)
Principal payments on capital lease obligations	476
Other	196

Net cash provided by financing activities	654

Decrease in cash and cash equivalents	(5,053)

Cash and cash equivalents at beginning of period	63,807

Cash and cash equivalents at end of period	$58,754

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

1.	Background and Basis of Presentation: Winn-Dixie Stores, Inc. (“Winn-Dixie”) and its subsidiaries (collectively, the “Company”) operate as a major food retailer in five states in the southeastern United States and The Bahamas. On February 21, 2005 (the “Petition Date”), Winn-Dixie and 23 of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws (“Chapter 11” or “Bankruptcy Code”) in the United States Bankruptcy Court. The filing did not include the Company’s operations in The Bahamas. The cases are being jointly administered by the United States Bankruptcy Court for the Middle District of Florida (the “Court”) under the caption “In re: Winn-Dixie Stores, Inc., et al., Case No. 05-03817-3F1.”

The financial statements of the Debtors were presented on a combined basis, which is consistent with consolidated financial statements. Solely for the purposes of this monthly operating report (“MOR”), the accounts of Winn-Dixie and its subsidiaries are included in the accompanying unaudited condensed consolidated financial statements including the subsidiaries that did not file petitions under Chapter 11 of the Bankruptcy Code, W-D Bahamas Ltd. (and its direct and indirect subsidiaries) and WIN General Insurance, Inc. (the “Non-Filing Entities”). As of and for the four-week period ended November 16, 2005, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the Debtors. All significant intercompany transactions and accounts were eliminated in consolidation. The Company’s reporting cycle is on a fiscal period basis, each comprised of four weeks.

The information in this MOR was prepared on a “going concern” basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its post-petition liabilities in the ordinary course of business. The ability of Winn-Dixie to continue as a going concern is predicated upon, among other things, the confirmation of a reorganization plan, compliance with the provisions of the DIP Credit Facility (see Note 3) and the ability to generate cash flows from operations and obtain financing sources sufficient to satisfy its future obligations. These challenges are in addition to (but may be related to) the operational and competitive challenges the Company faces in its ordinary course of business, as discussed in previous filings with the Securities and Exchange Commission (“SEC”).

In accordance with Statement of Position 90-7 (“SOP 90-7”) “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” pre-petition liabilities subject to compromise are segregated in the unaudited consolidated balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims. Revenues, expenses, realized gains and losses, and provisions for losses that result from the reorganization are reported separately as reorganization items, net in the unaudited consolidated statement of operations. Net cash used for reorganization items is disclosed separately in the unaudited consolidated statement of cash flows. A plan of reorganization could materially change the amounts reported in the financial statements, which do not give effect to all adjustments of the carrying value of assets or liabilities that might be necessary as a consequence of a plan of reorganization, or the effect of any operational changes that may be made in the business.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

These unaudited condensed consolidated financial statements are not intended to present fairly the financial position of the Company as of November 16, 2005, or the results of its operations or its cash flows for the four weeks then ended in conformity with generally accepted accounting principles (“GAAP”), because they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures necessary for an informative presentation are included herein. The information contained in this MOR (1) has not been audited or reviewed by independent accountants, (2) is limited to the time period indicated and (3) is not intended to reconcile to the consolidated financial statements filed or to be filed by Winn-Dixie Stores, Inc. with the SEC on Forms 10-K and 10-Q.

Preparation of the MOR requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The Company cannot determine future events and their effects with certainty, particularly while the Chapter 11 cases are proceeding. Therefore, the determination of estimates requires the exercise of judgment based on various assumptions, and other factors such as historical experience, current and expected economic conditions, and in some cases, actuarial calculations. The Company constantly reviews these significant factors and makes adjustments where facts and circumstances dictate.

The consolidated statement of operations and cash flows for any interim period are not necessarily indicative of the results that may be expected for a full quarter, full year, or any future interim period. While every effort has been made to assure the accuracy and completeness of this MOR, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend the MOR as necessary. In particular, the Company is in the process of reconciling its pre-petition and post-petition liabilities, and such amounts are subject to reclassification and/or adjustment in the future.

For the reasons discussed above, the Company cautions readers not to place undue reliance upon information contained in the MOR. For further information, refer to the consolidated financial statements and footnotes thereto included in the Annual Report on Form 10-K for the fiscal year ended June 29, 2005, the Quarterly Report on Form 10-Q for the fiscal quarter ended September 21, 2005 and other filings with the SEC.

2.	Proceedings Under Chapter 11 of the Bankruptcy Code: The Company currently operates the business as debtors-in-possession pursuant to the Bankruptcy Code. As debtors-in-possession, it is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced. The rights of and ultimate payments by the Company under pre-petition obligations will be addressed in any plan of reorganization and may be substantially altered. This could result in unsecured claims being compromised at less (and possibly substantially less) than 100% of their face value.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

3.	DIP Credit Facility: Subsequent to the Petition Date, the Court authorized Winn Dixie Stores, Inc. and five specified debtor subsidiaries to enter into the DIP Credit Facility for payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. The obligations under the DIP Credit Facility are guaranteed by all of the Debtors and are secured by a lien on assets of the Debtors, which lien has senior priority with respect to substantially all of the Debtors’ assets and by a super-priority administrative expense claim in each of the Chapter 11 cases. The $800.0 million DIP Credit Facility is a revolving credit facility including a $300.0 million letter of credit sub-facility and a $40.0 million term loan. This MOR contains only a general description of the terms of the DIP Credit Facility and is qualified in its entirety by reference to the full DIP Credit Facility agreement (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed February 24, 2005), the first amendment to the DIP Credit Facility dated March 31, 2005 (filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the fiscal quarter ended April 6, 2005) and the second amendment to the DIP Credit Facility dated July 29, 2005 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 9, 2005). The following capitalized terms have specific meanings as defined in the DIP Credit Facility agreement, as amended: Agent, Borrowing Base, Reserves, Excess Availability and EBITDA.

At the Company’s option, interest on the revolving and term loans under the DIP Credit Facility is based on LIBOR or the bank’s prime rate plus an applicable margin. The applicable margin varies based upon the underlying rate and the amount drawn on the facility in relation to the underlying collateral. In addition, there is an unused line fee of 0.375%, a sub-facility letter of credit fee of 1.0%, a standby letter of credit fee of 1.75%, and a letter of credit fronting fee of 0.25%. The DIP Credit Facility contains various representations, warranties and covenants of the Debtors that are customary for such financings, including among others, reporting requirements and financial covenants. The financial covenants include tests of cash receipts, cash disbursements and inventory levels as compared with the rolling 12-week cash forecast provided to the bank group, and EBITDA and capital expenditures tests as compared to monthly projections. At all times, Excess Availability is not permitted to fall below $100.0 million, effectively reducing borrowing availability. As of November 16, 2005, the Company was in compliance with these covenants. Borrowing availability was approximately $182.2 million, as summarized below:

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

November 16, 2005
Lesser of Borrowing Base or DIP Credit Facility capacity (net of Reserves of $245,418, including $217,328 related to outstanding letters of credit)	$322,154
Outstanding borrowings	(40,000)

Excess Availability	282,154
Limitation on Excess Availability	(100,000)

Borrowing availability	$182,154

As shown in the table above, availability under the DIP Credit Facility is determined net of Reserves, which are subject to revision by the Agent under the DIP Credit Facility to reflect events or circumstances that adversely affect the value of the Borrowing Base assets. Accordingly, a determination by the Agent to increase Reserves would reduce availability.

4.	Reclassifications: Certain operating items originally reported in the MORs for the periods from February 22, 2005 to October 19, 2005 may have been reclassified in the current period.

5.	Significant Accounting Policies: The significant accounting policies are consistent with those listed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2005 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 21, 2005.

6.	Cash: As of November 16, 2005, cash consists of cash in stores and ATMs of $8.0 million, cash held in accounts of Non-Filing Entities of $9.6 million and operating cash of $41.2 million.

7.	Liabilities Subject to Compromise: Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced. The rights of and ultimate payments by the Company under pre-petition obligations will be addressed in any plan of reorganization and may be substantially altered. Pre-petition liabilities subject to compromise are segregated in the balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims.

In August 2005, the Court approved an order (the “Reclamation Order”) allowing claims by vendors for product delivered within the reclamation window, generally ten days prior to the Petition Date, to be paid as specified in the Reclamation Order. Participating vendors are required to return us to their customary payment terms, or 20 days, whichever is less. Based on vendor participation as of November 16, 2005, $69.4 million of reclamation claims were reclassified from liabilities subject to compromise to accounts payable (net of vendor receivables associated with the reclamation claims) and are being paid out in nine equal installments beginning the later of September 30, 2005 or the last day of the month in which a Reclamation Vendor becomes a participating vendor.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

As of November 16, 2005, the components of liabilities subject to compromise consisted of:

November 16, 2005
Senior notes, including accrued interest	$310,540
Accounts payable	308,801
Lease liability on closed facilities and accrued rent	75,137
Claims from rejected leases	251,334
Non-qualified retirement plans	116,670
General liability claims	71,595
Other liabilities	13,011

Liabilities subject to compromise	$1,147,088

Non-qualified retirement plans consisted of the liability related to the Company’s management security plan, a non-qualified defined benefit plan, in the amount of $100.8 million and the liability related to the Company’s deferred compensation supplemental retirement plan in the amount of $15.8 million.

Under the Bankruptcy Code, the Debtors generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to the approval of the Court and certain other conditions. In this context, “assumption” means that the Company agrees to perform its obligations and cure all existing defaults under the contract or lease, and “rejection” means that it is relieved from its obligations to perform further under the contract or lease, but is subject to a pre-petition claim for damages for the breach thereof subject to certain limitations. Any damages resulting from rejection of executory contracts that are permitted to be recovered under Chapter 11 will be treated as liabilities subject to compromise unless such claims were secured prior to the Petition Date.

Since the Petition Date, the Company has received Court approval to reject a number of leases and other executory contracts of various types. The Company is in the process of reviewing all of its executory contracts and unexpired leases to determine which additional contracts and leases it will reject. The Company’s deadline to assume or reject each of its real property leases has been extended for a majority of leases to December 19, 2005. The Company has filed a motion with the Court to further extend this deadline to March 20, 2006, which motion is scheduled for hearing on December 15, 2005. The Company expects that additional liabilities subject to compromise will arise due to rejection of executory contracts, including leases, and from the determination of the Court (or agreement by parties in interest) of allowed claims for contingencies and other disputed amounts. The Company also expects that the assumption of additional executory contracts and unexpired leases will convert certain of the liabilities shown

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

on the accompanying financial statements as subject to compromise to post-petition liabilities. Due to the uncertain nature of many of the potential claims, the Company cannot project the magnitude of such claims with any degree of certainty.

8.	Reorganization items, net: Reorganization items, net, represents amounts incurred as a direct result of the Chapter 11 filings and was comprised of the following:

Four weeks ended November 16, 2005
Professional fees	$(595)
Employee costs	22
Lease rejections	(64,641)
Other	207

Reorganization items, net	$(65,007)

9.	Income taxes: The Company has established a valuation allowance for substantially all of its deferred tax assets since, after considering the information available, it was determined that it was more likely than not that the deferred tax assets would not be realized. Earnings or losses will not be tax-effected until such time as the realization of future tax benefits can be reasonably assured. Accordingly, the Company did not record any tax benefit or expense during the four weeks ended November 16, 2005.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 1: Total Disbursements by Filed Legal Entity for the four weeks ended November 16, 2005 (Unaudited)

Amounts in thousands

Legal Entity	Case No.	Disbursements
Winn-Dixie Stores, Inc.	05-03817	$492,215
Dixie Stores, Inc.	05-03818	—
Table Supply Food Stores Co., Inc.	05-03819	—
Astor Products, Inc.	05-03820	90
Crackin’ Good, Inc.	05-03821	—
Deep South Distributors, Inc.	05-03822	—
Deep South Products, Inc.	05-03823	2,983
Dixie Darling Bakers, Inc.	05-03824	—
Dixie-Home Stores, Inc.	05-03825	—
Dixie Packers, Inc.	05-03826	—
Dixie Spirits, Inc.	05-03827	140
Economy Wholesale Distributors, Inc.	05-03828	—
Foodway Stores, Inc.	05-03829	—
Kwik Chek Supermarkets, Inc.	05-03830	—
Sunbelt Products, Inc.	05-03831	—
Sundown Sales, Inc.	05-03832	—
Superior Food Company	05-03833	—
WD Brand Prestige Steaks, Inc.	05-03834	—
Winn-Dixie Handyman, Inc.	05-03835	—
Winn-Dixie Logistics, Inc.	05-03836	13,793
Winn-Dixie Montgomery, Inc.	05-03837	47,253
Winn-Dixie Procurement, Inc.	05-03838	249,629
Winn-Dixie Raleigh, Inc.	05-03839	8,698
Winn-Dixie Supermarkets, Inc.	05-03840	277

Total Disbursements		$815,078

The obligations of Winn-Dixie Stores, Inc. and its affiliated debtors are paid by and through Winn-Dixie Stores, Inc. notwithstanding the fact that certain obligations may technically be obligations of one or more of the affiliated debtors. Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.